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                                                                   EXHIBIT 10.12

[ELIBERATION.COM LOGO]                                             [EPILOT LOGO]

                      EPILOT SEARCH DISTRIBUTION AGREEMENT


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Partner   Mr. Wordsmith                      eLiberation.com Corporation
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
Contact: Femi Olu                       Contact: Kia Stora
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Address: Les Pins Bleus, Bat D          Address:  24422 Avenida de la Carlota,
272 Avenue Michel Jourdan               Suite 120, Laguna Hills, CA 92653
La Bocca                                ----------------------------------------
Cannes 06150 France                     Email: kstora@eliberation.com
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Email: admin@okomaradigitalmedia.com    Phone:    877-784-0805
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Phone: (909) 752-9710 x1                Fax:      949-789-5292
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Fax: (909) 752-9710 x2
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                   SEARCH PROMOTION FOR OKOMARA DIGITAL MEDIA

      This ePilot Search Distribution Agreement (this "Agreement"), dated as of SEPTEMBER 02, 2003, is entered into by and between eLiberation.com Corporation, also doing business as ePilot, eLiberation & Interchange Corporation, a Delaware corporation ("eLiberation"), and Okomara Digital Media."Partner").

      SCOPE OF SERVICES. eLiberation shall provide code to Partner so that Partner or Partner's end-user or consumer (the "Consumer") may access eLiberation's ePilot.com search database, which may include inventory or website listings provided by eLiberation's pay-for-placement advertisers ("Advertisers") or other third party suppliers ("Suppliers"), by means of a URL provided by eLiberation. The search results generated through such access to eLiberation's database shall be packaged into an XML (or similar) object code and delivered to Partner's server(s). Partner shall then transmit search results to the Consumer. Partner agrees and acknowledges that in no event shall eLiberation's search results be displayed in an exit page, interstitial, or popup window that is not triggered by a keyword targeted search. Both parties agree and acknowledge that this Agreement shall be non-exclusive in nature and that either party may enter into similar relationships with third parties.


      PAYMENTS. For each Consumer successfully delivered to an Advertiser's website as measured by a Clickthrough (as defined below), eLiberation shall compensate Partner with *** of the revenue that eLiberation collects from such Advertiser for such Clickthrough(s). Payments will be made on a *** basis. Payments will be issued the 20th day of each calendar month. eLiberation will make reasonable effort to provide Mr. Babafemi Olu with wire transfer details on the 15 day of each calendar month.


*** Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.
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      Partner agrees and acknowledges that under no circumstances shall
eLiberation be responsible for making payments to Partner with respect to Clickthroughs to websites provided by Suppliers if any such Supplier fails to make corresponding payments to eLiberation for such Clickthroughs. Accurate reporting will be provided to partner, including specific reasons in detail for the deduction.

      For purposes of this Agreement, a "Clickthrough" means a successful delivery of the Consumer to an Advertiser or Supplier-provided website as a result of a clickthrough initiated by the Consumer from Partner's web-page through search engine results provided by eLiberation, as determined and verified through eLiberation's click-tracking and accounting system but not including any click which is either fraudulent in nature or the result of an incentive offered, paid, or given to the Consumer. Partner agrees and acknowledges that eLiberation will operate software programs to detect fraudulent or questionable click patterns. eLiberation will at no time pay Partner for clicks it determines are fraudulent in nature or detrimental to eLiberation, its Advertisers or its Suppliers.

      TERM. This Agreement shall commence as of the date first written above (the "Term") and shall continue in full force and effect until terminated as provided herein.

      TERMINATION. Either party may terminate this Agreement for any reason upon 24 hours written notice to the other party. Partner agrees and acknowledges that eLiberation reserves the right to terminate this Agreement at any time if eLiberation deems, in its sole discretion, that an unacceptable number of searches generated by Partner or Consumers are not legitimate searches and/or are fraudulent in nature. This Agreement shall automatically terminate if one or both of the parties dissolves its business or files a bankruptcy petition.

      NO PUBLICITY. The terms of this Agreement shall be held confidential by both parties, as shall the parties' respective performance under this Agreement. Neither party shall publicize the existence of this Agreement without the consent of the other, and in the event of such agreement, all press release materials shall be reviewed and approved by the other party. In the event that any disclosure of terms or performance is required for legal or regulatory reasons, the disclosing party shall use its best efforts to minimize such disclosure and to notify the other party in advance of such required disclosure.

      WARRANTIES. Neither party makes any warranty to the other party pursuant to this Agreement with respect to search engines, search results, websites or any other products or services provided by either party. Without limiting the generality of the immediately preceding sentence, the parties make no representation, and hereby expressly disclaim all warranties, express or implied, regarding products or services provided, including any implied warranty of merchantability or fitness for a particular purpose and implied warranties arising from the course of dealing or the course of performance.

      eLiberation does not endorse any information provided through the use of its search database. Partner agrees and acknowledges that eLiberation has no obligation to verify the contents of any website that is included in eLiberation's search engine results

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or database that is accessed by Partner or any Consumer and that eLiberation expressly disclaims any responsibility to verify such content.

      INDEMNIFICATION. Each party agrees to indemnify the other party hereto and to hold the indemnified party harmless from and against any and all liability, loss, damage, claim and expense, including reasonable legal fees and expenses that may be incurred by the indemnified party, arising out of or related to the indemnifying party's breach of any of the foregoing representations and warranties or nonfulfillment of any obligation hereunder to be performed by the indemnifying party. Each party shall promptly notify the other party of any threat of a claim that such party becomes aware of and that may give rise to a request for indemnification hereunder.

      NO LIABILITY. Under no circumstances shall either party be liable for any indirect, incidental, consequential, special or punitive damages of any kind or nature (even if such damages are foreseeable, and whether or not such party had been advised of the possibility of such damages) arising from any aspect of the relationship provided for herein. Without limiting the generality of the foregoing, any liability of eLiberation shall be limited to the total amount paid to Partner by eLiberation under this Agreement.

      ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. No oral promises or representations in connection herewith shall be binding upon either party, nor shall this Agreement be modified in any manner except by amendment in writing executed by the parties hereto.

      GOVERNING LAW. This Agreement shall be governed by, construed and interpreted according to the laws of the State of California. The parties agree that the appropriate, convenient and exclusive venue for any litigation arising out of this Agreement shall be the court of appropriate jurisdiction in Orange County, California. The parties hereby waive any right to a jury trial in such litigation. In the event of any proceeding or litigation arising out of or relating to this Agreement, the prevailing party shall be entitled to receive its reasonable attorneys' fees, costs and expenses from the non-prevailing party, including at trial, on appeal and in bankruptcy.

      BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal successors and assigns.

      WAIVER. Failure of either party to insist upon strict compliance with the terms and conditions of this Agreement shall not be considered a waiver of such terms and conditions, which either party may enforce at any later date.

      SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereunder.

      COUNTERPART EXECUTION. This Agreement may be executed in as many counterparts as may be necessary and each of which so signed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date set forth above.

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      IN WITNESS WHEREOF, the parties hereto execute this Agreement dated as of the date first above written.


Signature: /s/ Mr. Babafemi Olu                       Date: 6/6/03
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Name: Babafemi Olu


Title:

Company:  eLiberation.com Corporation

Signature: /s/ Kia Stora                              Date: 6/6/03
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Name: Kia Stora

Title: Business Development Accounts Manager

Company:  Okomara Digital Media